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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: AUGUST 18, 2003
               (DATE OF EARLIEST EVENT REPORTED: AUGUST 18, 2003)

                         COMMISSION FILE NUMBER 1-11680

                             ---------------------

                        GULFTERRA ENERGY PARTNERS, L.P.
             (Exact name of Registrant as Specified in its Charter)

                   DELAWARE                                      76-0396023
         (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

               4 GREENWAY PLAZA                                    77046
                HOUSTON, TEXAS                                   (Zip Code)
   (Address of Principal Executive Offices)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (832) 676-4853

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ITEM 7.  FINANCIAL STATEMENTS

  OTHER FINANCIAL STATEMENTS

     We are filing an unaudited balance sheet of GulfTerra Energy Company, L.L.C., our general partner, as of June 30, 2003, to be incorporated by reference into our Registration Statements on Form S-3 (No. 333-81772, No. 333-85987, No. 333-103544 and No. 333-107082) and on Form S-4 (No. 333-106613).

     In May 2003, El Paso Energy Partners Company, our former general partner, assigned its general partner interest in us to GulfTerra Energy Company, L.L.C. as part of our Independence Initiatives. As a result GulfTerra Energy Company, L.L.C. is now our general partner with a one percent general partner interest.

     GulfTerra Energy Company, L.L.C. is a Delaware limited liability company that is not permitted to have:

     - material assets other than its interests in us:

     - material operations other than those relating to our operations;

     - material debt or other obligations other than those owed to us or our creditors;

     - material liens other than those securing obligations owed to us or our creditors; or

     - employees.

                                        1
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                        GULFTERRA ENERGY COMPANY, L.L.C.

                                 BALANCE SHEET

                                 JUNE 30, 2003
                                  (UNAUDITED)

                        GULFTERRA ENERGY COMPANY, L.L.C.

                                 BALANCE SHEET
                                 JUNE 30, 2003
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                 ASSETS

Investment in unconsolidated affiliate......................   $190,685
                                                               ========

                            MEMBER'S INTEREST
Member's interest...........................................   $190,796
Accumulated other comprehensive income (loss)...............       (111)
                                                               --------
                                                               $190,685
                                                               ========

                            See accompanying notes.

                        GULFTERRA ENERGY COMPANY, L.L.C.

                             NOTES TO BALANCE SHEET
                                  (UNAUDITED)

NOTE 1 -- ORGANIZATION

     We are a Delaware limited liability company formed in May 2003 and are a wholly owned indirect subsidiary of El Paso Corporation. In May 2003, El Paso Energy Partners Company (the former general partner) assigned its general partner interest in GulfTerra Energy Partners, L.P. (formerly known as El Paso Energy Partners, L.P.) (the Partnership) to us as part of the Partnership's Independence Initiatives. As a result, we now are the Partnership's general partner with a one percent general partner interest in the Partnership, a publicly held Delaware master limited partnership.

     The Partnership provides gathering, transportation, separating, handling, processing, fractionation and storage of natural gas, oil, and natural gas liquids(NGL). The Partnership owns or has interests in the following: offshore oil and natural gas pipelines, platforms, processing facilities and other energy infrastructure in the Gulf of Mexico, primarily offshore Louisiana and Texas; onshore natural gas pipelines and processing facilities in Alabama, Colorado, Louisiana, Mississippi, New Mexico and Texas; onshore NGL pipelines and fractionation facilities in Texas; and onshore natural gas and NGL storage facilities in Mississippi, Louisiana and Texas.

     El Paso Corporation has announced its intention to sell between 5 and 10 percent of its ownership interest in us to a third party. El Paso Corporation has the sole responsibility to determine the ultimate ownership status of its interest in us.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION

     Our financial statement is prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States.

  INVESTMENT IN UNCONSOLIDATED AFFILIATE

     We account for our investment in companies where we have the ability to exert significant influence over, but not control over operating and financial policies, using the equity method. Our excess investment, the difference between the carrying amount of the investment and the underlying equity in net assets of the investee, is a result of the application of push-down accounting resulting from El Paso Corporation's acquisition of the former general partner in 1998. The basis of our investment in the Partnership did not change at the time the general partner interest in the Partnership was transferred from the former general partner to us as these entities are under common control. In accordance with the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, the excess investment is not amortized, as we have determined the Partnership has an indefinite life, but is periodically tested for impairment, at least on an annual basis, or whenever an event occurs that indicates that an impairment may have occurred.

     As of June 30, 2003 the carrying amount of our investment in unconsolidated affiliate exceeded the underlying equity in net assets by approximately $181 million.

  ACCUMULATED OTHER COMPREHENSIVE INCOME

     Our accumulated other comprehensive income (loss) represents our proportional share of the Partnership's accumulated other comprehensive income
(loss).

  USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions that affect the amounts we reported as assets and

                        GULFTERRA ENERGY COMPANY, L.L.C.

                                  (UNAUDITED)

liabilities and our disclosures in these financial statements. While we believe our estimates are appropriate, actual results can, and often do, differ from those estimates.

NOTE 3 -- INVESTMENT IN UNCONSOLIDATED AFFILIATE

     We hold an unconsolidated investment in the Partnership, which is accounted for using the equity method of accounting. Additional income is allocated by the Partnership to us as a result of the Partnership achieving certain target levels of cash distributions to its unitholders. The Partnership distributes 100 percent of available cash, as defined in the Partnership Agreement, on a quarterly basis to the unitholders of the Partnership and to us. During distribution periods, these distributions are effectively made 99 percent to unitholders and one percent to us, subject to the payment of incentive distributions to us if certain target levels of cash distributions to unitholders are achieved. Incentive distributions to us increase to 14 percent, 24 percent and 49 percent based on incremental distribution thresholds. Quarterly distributions to common unitholders have been in excess of the highest incentive threshold of $0.425 per unit, and as a result, we have received 49 percent of the incremental amount since our inception. We received income allocations for May and June 2003 of $0.3 million and incentive distributions in May 2003 of $15.5 million. In July 2003, the Partnership declared a cash distribution to be paid to us in August 2003 of $18.0 million.

     We contributed, in lieu of a cash contribution, approximately $0.8 million of Series B preference units to the Partnership in order to satisfy our one percent contribution requirement as a result of the Partnership's common unit offerings in May and June 2003. The Series B preference units were contributed to us by a subsidiary of El Paso Corporation at the time of each offering.

     The summarized financial information for our investment in the Partnership is as follows:

                        GULFTERRA ENERGY PARTNERS, L.P.

                     SUMMARIZED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2003
                                 (IN THOUSANDS)

Current assets..............................................  $  241,168
Noncurrent assets...........................................   3,013,501
Current liabilities.........................................     227,229
Long-term debt..............................................   1,885,252
Other noncurrent liabilities................................      28,046
Minority interest...........................................       2,252
Partners' capital...........................................   1,111,890

NOTE 4 -- COMMITMENTS AND CONTINGENCIES

     In the ordinary course of business, we are subject to various laws and regulations. In our opinion, compliance with existing laws and regulations will not materially affect our financial position, results of operations, or cash flows. Various legal actions which have arisen in the ordinary course of business are pending with respect to our assets. We believe that the ultimate disposition of these actions, either individually or in the aggregate, will not have a material adverse effect on our financial position.

  Guarantees

     Although we are liable for the repayment of the Partnership's indebtedness by virtue of our general partner status, we executed a guarantee to the lenders under the Partnership's credit agreement. The Partnership's indebtedness under the credit agreement as of June 30, 2003, was approximately $733 million.

                                        5
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                        GULFTERRA ENERGY COMPANY, L.L.C.

                     NOTES TO BALANCE SHEET -- (CONTINUED)
                                  (UNAUDITED)

NOTE 5 -- RELATED PARTY TRANSACTIONS

     Substantially all of the individuals who perform the day-to-day financial, administrative, accounting and operational functions for us and the Partnership, as well as those who are responsible for directing and managing us and the Partnership are currently employed by El Paso Corporation. Upon our formation in May 2003, we executed a general and administrative services agreement (G&A agreement) with subsidiaries of El Paso Corporation, the initial term of which expires on December 31, 2005 and may thereafter be terminated on 90 days' notice by either party. Under the G&A agreement, we pay a management fee of approximately $2.9 million per month to an affiliate of El Paso Corporation, which is intended to approximate the amount of resources allocated by El Paso
Corporation and its affiliates in providing various operational, financial, accounting and administrative services on behalf of the Partnership and us.
Under the terms of the partnership agreement, we are entitled to reimbursement by the Partnership of all reasonable general and administrative expenses and other reasonable expenses incurred by us and our affiliates for or on our behalf, including, but not limited to, amounts payable by us to El Paso
Corporation under the G&A agreement. At June 30, 2003, there were no affiliated receivables from the Partnership and no affiliated payables to El Paso
Corporation or its affiliates outstanding under this agreement.

     The partnership agreement was modified in May 2003 to: (1) eliminate El
Paso Corporation's right to vote its common units with respect to the removal of us as general partner; (2) effectively reduce the required third party common unit vote to remove us from 72 percent to 67 percent; and (3) require the unanimous vote of our board of directors before we or the Partnership can voluntarily initiate bankruptcy proceedings.

     Under the partnership agreement, we have the responsibility to, among other things, manage and operate the Partnership's assets. We can withdraw from our role as general partner with 90 days notice.

     El Paso Corporation provides cash management services to us through a centralized treasury system. As a result, all of our disbursements were deemed to have been paid by us to El Paso Corporation, in cash, during the period in which the item was recorded in the financial statements. In addition, all of our cash receipts were advanced to El Paso Corporation as they were received. The
Partnership maintains a separate cash management function and does not participate in El Paso Corporation's cash management services.

                                        6
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

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
                                                GULFTERRA ENERGY PARTNERS, L.P.


Date: August 18, 2003                                          By: /s/ KATHY A. WELCH
                                                  -------------------------------------------------
                                                                   Kathy A. Welch
                                                            Vice President and Controller
                                                           (Principal Accounting Officer)

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